The Equitable Life Assurance Society of the United States

                                   APPLICATION
                          (Consisting of Parts A and B)

PART A -- Application and Agreement for Participation in Contract

         Employer:
                  --------------------------------------------------------------
         Employer Address:
                          ------------------------------------------------------
         Participant:
                     -----------------------------------------------------------
         Participant Address:
                             ---------------------------------------------------

         Beneficiary:
                     -----------------------------------------------------------
                                                                    relationship

         Contingent Beneficiary:
                                ------------------------------------------------
                                                                    relationship


         Contract: Group Annuity Contract No. [0000]

         I. Plan/Trust Type: The Plan will participate in the Contract through The Pooled Trust for the Members Retirement Plans of The Equitable Life Assurance Society of the United States.

         II. Contract Terms: Part B of this Application identifies certain terms which relate to the Plan's participation in the Contract.

         III. Application and Agreement: By signature below of the Participant, the Participant hereby:

              A. acknowledges having received and read the Contract, as well as the ERISA Information Statement;

              B. acknowledges and understands the fees, charges, and funding arrangements under the Contract;

              C. applies for participation in the Contract as a funding vehicle for the Plan;

              D. agrees to be bound by the terms and conditions of the Contract and amendments and modifications made thereto pursuant to Sections 10.01 and 10.02 of the Contract;

              E. acknowledges and understands that no Agent of Equitable has authority to make or modify any contract or agreement on Equitable's behalf, or to waive or alter any of Equitable's rights or requirements;

              F. authorizes Chase Manhattan Bank, N.A., to act as trustee for participation in The Pooled Trust for Members Retirement Plans of The Equitable Life Assurance Society of the United States; and

              G. understands that Chase Retirement Bank, N.A., shall be the Contract Holder of the Contract issued pursuant to this Application.


PF 10,798A-MP-OH                                                  Page 1 of [55]

PART B -- Contract Terms

         I.   Investment Options (Contract Part II)

              Investment Options: The following Investment Options are available under the Contract:

              Guaranteed Interest Account

              Type A Investment Options:

              The Common Stock Fund              EQ/Putnam Growth &Income Value
              The Balanced Fund                  EQ/Putnam Balanced
              The Aggressive Stock Fund          MFS Research
              The Global Fund                    MFS Emerging Growth Companies
              The Growth Investors Fund          Morgan Stanley Emerging Markets Equity
              The Growth and Income Fund         Warburg Pincus Small Company Value
              The Equity Index Fund              Merrill Lynch World Strategy
              The International Fund             Merrill Lynch Basic Value Equity
              The Small Cap Growth Fund
              T. Rowe Price International Stock
              T. Rowe Price Equity Income

              Type B Investment Options:

              The Conservative Investors Fund
              The High Yield Fund
              The Intermediate Government Securities Fund
              The Money Market Fund
              The Quality Bond Fund

              Type A and B Investment Options are Investment Funds of Equitable Separate Account A.

              You must use the TOPS system to allocate your current and future allocations among the Investment Options. Allocations will also apply to Employer contributions. Allocation percentages must be in whole numbers and this sum must equal 100. If we receive your initial contribution before we receive your allocation instructions or if your allocations do not add up to 100%, we will allocate all or a portion of your initial contribution to the Money Market Fund.

         II.  Guaranteed Interest Rate(s) (Contract Section 2.01)

              The initial Guaranteed Interest Rate(s) is [4%] which applies from the Contract Date through [December 31, 1999], and thereafter the Guaranteed Interest Rate will never be less than 3%.

         III. Minimum Contributions (Contract Section 3.01)

              [Not Applicable]

         IV.  Transfer Rules (Contract Section 4.02)

              The percentage of the amount in the Guaranteed Interest Account which may be transferred, as described in Section 4.02 of the Contract is [25%.]


PF 10,798A-MP-OH                                                  Page 2 of [55]

         V.   Termination of Coverage Under Contract (Contract Section 5.03)

              The terms of Section 5.03 apply.

         VI.  Loan Charges (Section 9.05)

              Set-up Charge:                [$25]

              Loan Recordkeeping Charge:    [$6 deducted each calendar quarter]


         VII. Withdrawal Charges (Contract Section 9.01)

         A withdrawal or a termination payment made under Part V of the Contract is subject to a Withdrawal Charge.

         [The Withdrawal Charge is equal to 6% of the amount withdrawn during the first 5 Contract Years or, if less, 8.5% of the Contributions made by or on behalf of the Participant. If a portion of the Annuity Account Value is forfeited pursuant to the Plan terms, the Charge will not be assessed against unvested amounts.]

         The Withdrawal Charge will be waived as described in item XI below.

         [The years during which the Plan participated under the Prior Contract will be included as Contract Years for purposes of determining the Withdrawal Charge.]

         VIII. Administrative Charges (Contract Section 9.02)

         As of the last Business Day of each calendar quarter, Equitable will withdraw an Administrative Charge from the Annuity Account Value. Such charge is equal to [$7.50 each calendar quarter or if less, 0.50% of the Annuity Account Value, plus any outstanding loan balance].

         [However, no Charge will apply if the Annuity Account Value is more than $25,000.]


         IX.  Daily Separate Account Charge (Contract Section 9.04)

         Assets of the Investment Funds will be subject to a daily asset charge. Such charge will be applied after any deduction to provide for taxes and will be at a rate not to exceed a guaranteed annual rate of [2.00%.]

         For the first two Contract Years, and each Year thereafter until Equitable notifies the Participant otherwise, the Charge will equal the annual rate of [1.35%].

         X.   Basic Plan Recordkeeping and Service Charge (Contract Section
              9.06)

         Not Applicable


         XI. Waiver of Withdrawal Charge and Market Value Adjustment (Contract Sections 9.01 and 9.08)

         [Notwithstanding anything in this Application and the Contract to the contrary, no Withdrawal Charge or Market Value Adjustment will be applied in connection with the following:


PF 10,798A-MP-OH                                                  Page 3 of [55]

         (a) Amounts paid in annual installments pursuant to Section 5.03;

         (b) Amounts withdrawn or applied with respect to a Participant for purposes of a "Benefit Distribution" (the definition contained in Section 5.03 applies for this purpose as well) or for purposes of compliance with any qualified domestic relations order as defined in
         Section 414(p) of the Code;

         (c) Withdrawals of Contributions which are "excess contributions" as such term is defined in Section 401(k)(8)(b) of the Code, including the income thereon, and less any loss allocable thereto, provided the withdrawal is made no later than the end of the plan year following the plan year in which such excess contributions were made;

         (d) Withdrawals of Contributions which are "excess aggregate contributions" as such term is defined in Section 401(m)(6)(B) of the Code, including the income thereon, and less any loss allocable thereto, provided the withdrawal is made no later than the end of the plan year following the plan year in which such excess aggregate contributions were made;

         (e) Withdrawals of amounts which are "excess deferrals" as such term is defined in Section 402(g)(2) of the Code including the income thereon and less any loss allocable thereto provided the withdrawal is made no later than April 15 following the calendar year in which such excess deferrals were made;

         (f) Refunds of Contributions which are remitted by the Employer on behalf of the Participant due to mistake of fact made in good faith, provided such Contributions, less any loss allocable thereto are refunded to the Employer (or Plan trustee(s)) on behalf of the Participant within 12 months from the date such Contributions were made and no earnings attributable to such Contributions are included in such repayment;

         (g) Refunds of Contributions which are remitted by the Employer on behalf of the Participant but which are disallowed to the Employer as a deduction for federal income tax purposes, provided such Contribution, less any loss allocable thereto, are refunded to the Employer on behalf of the Participant within 12 months after the disallowance of the deductions has occurred and no earnings attributable to such Contributions are included in such repayment; and

         (h) The amount withdrawn is defined as a "hardship withdrawal" pursuant to Treas. Reg. 1.401(k)- 1(d)(2).

The amounts described in said items (c) through (g) will be as determined by the Employer and reported to the Equitable.]


Participation in the Contract will become effective only upon acceptance, by the signature below, of a duly authorized signatory on Equitable's behalf.


PARTICIPANT
-----------


------------------------------      -------------------       ------------------
Print Name of Participant           City                       State


BY
  -----------------------------------                         ------------------
  Signature of Participant                                Date


PF 10,798A-MP-OH                                                  Page 4 of [55]

ACCEPTED FOR EQUITABLE
----------------------


-----------------------------------------   By
Print Name of Authorized Signatory            ----------------------------------
                                            Signature of Authorized Signatory


EFFECTIVE DATE:                     CLIENT NO.
               --------------------           ----------------------


A copy of this Application and the Contract should be retained in the Participant's Files and the original should be given to the Agent for forwarding to the Equitable Processing Office along with the other installation materials. These documents will be signed by the Equitable and a copy returned to the Participant after Equitable's acceptance thereof. Initial contributions will be accepted by Equitable only after installation documents have been approved by the Equitable Processing Office.



67697


PF 10,798A-MP-OH                                                  Page 5 of [55]